EXHIBIT 10(m)

                              CONSULTING AGREEMENT

     This Agreement made and entered into as of the 15th day of June, 1996, by and between Visual Data Corporation, a Florida corporation having its principal offices at 1600 South Dixie Highway, Suite 3A, Boca Raton, Florida 33432 ("VDC"), and Stratus Management Group, Inc., a Delaware corporation having its principal offices at 1601 Colonial Parkway, Suite 100, Inverness, Illinois 60067 ("SMGI").

TERM

     1. This Agreement shall be in effect for the period of one (1) year from 1996, unless terminated by either party as set forth in paragraph 9.

SERVICES

     2. (a) SMGI shall provide VDC with consulting services related to VDC's hotel video content business as VDC may request from time to time. These services shall include assistance in developing marketing plans, in planning and developing products and services, in analyzing partnerships and acquisition opportunities, in positioning its products and services to potential customers, in structuring business relationships with other entities, and such other tasks as may be mutually agreed.

        (b) SMGI shall provide three days of consulting to VDC in each calendar month. SMGI shall use reasonable efforts to be available to VDC on such dates and in such locations as VDC may specify, subject to SMGI's prior commitments.

        (c) By mutual agreement, SMGI may provide additional consulting days in any month as requested by VDC.

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PAYMENT

     3. (a) In consideration for the services provided for in paragraphs 2(a) and 2(b) of this Agreement, VDC will pay SMGI a fee of $7,000 (seven thousand dollars) per month (the "Retainer Fee") commencing June 15, 1996 and continuing each month for the term of this Agreement. At VDC's option, VDC may, for any month, instead pay SMGI a fee of $3,000 in cash plus 1,500 shares of its common stock.

        (b) In consideration for the services provided for in paragraph 2(c) of this Agreement, VDC will pay SMGI its standard daily rate for the individual whose services are provided, with fractional days billed on a pro rata basis. By mutual agreement, VDC may pay these fees in a combination of $2 plus one share of its common stock per $5 of the cash amount

        (c) SMGI shall be reimbursed for all reasonable out-of-pocket expenses incurred in the execution of its duties on VDC's behalf under this Agreement, provided that SMGI shall have provided advance notice to VDC and/or received advance approval from VDC, if such notice or approval is required under the Expense Guidelines (as defined below). These reimbursable out-of-pocket expenses are defined to include, but are not limited to, the cost for coach class air transportation, hotel accommodations, ground transportation, meals, telephone, postage, courier, information services, appropriate gratuities, and client entertainment. In the event that SMGI shall incur expenses in furtherance of both its duties to VDC and to other SMGI customers, SMGI shall prorate such expenses appropriately. VDC shall have the right to establish and modify reasonable guidelines (the "Expense Guidelines") defining types and/or amount

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of specific reimbursable expenses requiring advance notification by SMGI to VDC and/or advance approval by VDC. Initial guidelines shall include the obligation of SMGI to obtain VDC's advance verbal or written approval for (a) any out-of-town travel expense, (b) any local client-related travel or entertainment expense, and (c) any other individual expense exceeding $50. VDC may modify the Expense Guidelines upon written notice to SMGI.

        (d) SMGI shall invoice VDC monthly for all amounts due SMGI. Such invoices shall be due and payable thirty (30) days after receipt by VDC. The provisions of this subparagraph (d) shall survive termination of this Agreement.

        (e) REGISTRATION. VDC agrees to register the VDC Common Stock issued to SMGI pursuant to this Agreement with as minimal holding period as is practicable and permitted after the effective date of an initial registration statement to be filed with the Securities and Exchange Commission for VDC Common Stock, at VDC's cost and expense.

THIRD PARTIES

     4. In connection with the performance of its obligations hereunder, SMGI shall not make, or offer to make, any payments to, or confer or offer to confer, any benefit upon any officer, director, employee, agent or fiduciary of any third party (including, without limitation, any government, or agency or instrumentality thereof with the intent to influence the conduct of such officer, director, employee, agent or fiduciary in relation to the business or affairs of such third party, in connection with this Agreement.

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CONFIDENTIALITY

     5. Each of VDC and SMGI has provided and may further provide, either directly or through affiliates or representatives (collectively, the "Providing Party"), to the other, its affiliates or representatives (collectively, the "Receiving Party") information (including, but not limited to, any data or information that is competitively sensitive material and not generally known to the public, such as product planning information, marketing strategies, customer relationships, customer profiles, sales estimates, business and strategic plans, the Prospect List, and other trade secrets), in whatever form provided, concerning the Providing Party's business, that of its affiliates, or that of parties identified in connection with the services described in Section 2 of this Agreement (all such information, including without limitation, notes, analyses and other documents and data derived therefrom or based thereon which are prepared by or on behalf of the Receiving Party, collectively, the "Evaluation Materials", but excluding information which (i) becomes generally available to the public other than as a result of a disclosure by the Receiving Party, or (ii) becomes available to the Receiving Party on a nonconfidential basis from a source that is not known by it to be bound by a confidentiality agreement with or other obligation of secrecy to the Providing Party). The Receiving Party agrees to use reasonable means, not less than used to protect its own similar such information, to safeguard the Evaluation Materials. The Receiving Party agrees that the Evaluation Materials received by it will be used solely for the purposes related to business issues within the scope of services provided by SMGI to VDC under this Agreement (the "Business Purposes"), and will be kept confidential in perpetuity and not disclosed to any

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other person or entity; provided, however, that the Receiving Party may disclose
Evaluation Materials to its affiliates and to such of its and its affiliates' officers, directors, employees and legal and accounting representatives on a "need to know" basis for the Business Purposes only, and so long as the Evaluation Materials are maintained in strict confidence by each such person. In any event, each of the undersigned shall be responsible for any breach of this undertaking by any person who obtained Evaluation Materials from it, its affiliates, or their respective representatives. The Receiving Party may disclose Evaluation Materials pursuant to a proceeding before a court of competent jurisdiction or other authorized governmental agency, or otherwise pursuant to law or regulation upon advice of counsel; provided that the Receiving Party has first notified the Providing Party of any such disclosure request in a manner to permit it to seek an appropriate protective order and provided further that the Receiving Party uses reasonable efforts to seek confidential treatment of all such Evaluation Materials by such court or agency. The Receiving Party acknowledges and agrees that the Providing Party makes no representation or warranty as to the accuracy or completeness of the Evaluation Materials, except as expressly stated with respect to any such Evaluation Materials. Upon the Providing Party's request in its sole discretion, the Receiving Party (i) shall promptly deliver to the Providing Party all Evaluation Materials in tangible form provided to the Receiving Party and will not retain any copies, extracts, or other reproductions, in whole or in party thereof, and
(ii) shall promptly destroy all other Evaluation Materials prepared by or on behalf of the Receiving Party. The Providing Party and the Receiving Party agree to maintain the confidentiality of the existence and

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the content of the Assignment and to business transactions related to the
Assignment. The Providing Party and the Receiving Party acknowledge and agree that the Providing Party (i) would be irreparably harmed by the breach of this Agreement and that money damages would not constitute an adequate remedy therefor and (ii) shall be entitled, in addition to any other available relief, to injunctive relief or other orders prohibiting any breach hereof and requiring strict compliance herewith and the Receiving Party consents to the entry thereof.

RELATIONSHIP OF SMGI TO VDC

     6. SMGI shall perform all services hereunder as independent contractors, and nothing contained herein shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent, or master and servant between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power, or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. SMGI agrees that it will not hold itself out as affiliates, agents, or employees of or partners, joint venturers, co-principals, or co-employers with VDC, or any of VDC's affiliates by reason of this Agreement, and that SMGI will not knowingly permit any of its employees, agents, representatives, and/or subcontractors of its employees, agents, representatives, and/or subcontractors to hold themselves out as, or claim to be, officers or employees of VDC, or any of its affiliates by reason of this Agreement. SMGI shall have no authority to contract for or bind VDC or any VDC subsidiary or affiliate in any manner.

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INDEMNIFICATION

     7. Each party hereto (the "Indemnitor") shall indemnify and hold harmless the other party, its partners, officers, employees, and agents (the "Indemnitees'), from and against any and all claims, damages, losses, expenses, liabilities, or judgments of any kind whatsoever (including reasonable attorneys' fees) which may be asserted against, charged to or recovered from the Indemnitees by reason of the Indemnitor's negligence or failure to perform its obligations under this Agreement. Each party agrees to give the other prompt notice of any claim made or suit instituted for which indemnification may be sought pursuant to this paragraph, and the Indemnitor shall have the right to participate in the defense and settlement of any such claim or suit to the extent of its own interest.

OWNERSHIP OF MATERIALS AND WORK PRODUCT

     8. (a) SMGI agrees that any work prepared by SMGI under this Agreement, including without limitation pre-existing work of authorship which has been modified by SMGI in the course of performance under this Agreement, shall be considered "work made for hire" unless otherwise specified in writing. SMGI further agrees that VDC shall have ownership of the rights, including copyrights, to materials, written documents and ideas embodied in such "work made for hire" with the exception of pre-existing work of authorship and materials, written documents, and ideas. In the event such works are not legally construed to be "works-made-for-hire," SMGI hereby assigns to VDC all such rights, title and interest in such "works made for hire" and agrees to execute any further documents to evidence such assignment.

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        (b) SMGI agrees that all materials, written documents, and ideas which
SMGI has developed and/or has conveyable rights to, and which SMGI has transmitted to VDC in the performance of its obligations under this Agreement, shall be irrevocably and perpetually licensed to VDC for its use, provided that confidentiality provisions of this Agreement are adhered to with respect to said materials, documents, and ideas, and provided that preexisting copyrighted materials shall not be reproduced or distributed by VDC without SMGI's advance written permission.

TERMINATION OF AGREEMENT

     9. (a) Either party may terminate this Agreement without cause upon written notice to the other. In such case, VDC will not be obligated to continue to pay the Retainer Fee, but will be obligated to pay fees incurred prior to termination, including qualified reimbursable expenses for which SMGI is not invoiced until after termination. The Retainer Fee compensation shall be adjusted on a pro rata basis in accordance with the date of termination.

        (b) Upon the termination of this Agreement, SMGI and/or its employee(s) or subcontractor(s) agree to return to VDC all materials, and all copies of such materials, in its possession, supplied to it in connection with this Agreement, at the request of VDC. In the event that any such materials remain in its possession thirty (30) days after said termination, SMGI agrees to destroy, within sixty (60) days after said termination, all such materials that contain VDC confidential information, whether provided by VDC or derived from the parties' relationship, and whether provided or derived prior to or subsequent to the commencement date of this Agreement.

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NOTICES

     10. Notices shall be sent by either party to the other in writing by U.S. registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, hand delivered, or telecopied, to the following addresses:

         If to VDC:                   Visual Data Corporation
                                      1600 South Dixie Highway, Suite 3A
                                      Boca Raton, FL 33432
                                      ATTENTION: Randy Selman, President
                                      Telephone: 561-367-8505
                                      Telefax: 561-367-7606

         If to SMGI, prior to July 1, 1996:

                                      Stratus Management Group, Inc.
                                      1601 Colonial Parkway, Suite 100
                                      Inverness, IL 60067
                                      ATTENTION: Douglas Rice, President
                                      Telephone: 847-705-8140
                                      Telefax: 847-705-8692

         If to SMGI, on or after July 1, 1996:

                                      Stratus Management Group, Inc.
                                      500 Remington Road, Suite 103
                                      Schaumburg, IL 60173
                                      ATTENTION: Douglas Rice, President
                                      Telephone: 847-882-3000
                                      Telefax: 847-882-1198

Either party may amend its address for notification by written notification to the other party.

ASSIGNMENT OF AGREEMENT

     11. This Agreement may not be assigned by either party without the written consent of the other.

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ARBITRATION

     12. Any dispute hereunder shall be submitted to arbitration (in lieu of using a judicial forum) by the American Arbitration Association in accordance with its Rules of Arbitration then in effect. Any arbitration pertaining to this Agreement shall be held in Chicago, Illinois if the arbitration is initiated by VDC or in Miami, Florida if the arbitration is initiated by SMGI. The arbitrators will be jointly selected. If after due notice in accordance with said Rules of Arbitration any party fails to be present at and fails to obtain an adjournment of the arbitration, the arbitration may proceed in the absence of such party. The arbitration award shall be made promptly by the arbitrator no later than fifteen (15) days after the date of closing of the hearings, or if oral hearings have been waived, from the date of transmittal of the final statements and proofs to the arbitrator. The arbitrator may grant any remedy or relief within the scope of this Agreement applicable to such provisions, which he or she deems just and equitable, including but not limited to, specific performance of the terms of such provisions. The decision of the arbitrator shall be final and binding upon the parties and judgment upon it may be entered in any court of competent jurisdiction. Each of the parties shall bear its own expenses in connection with the arbitration and shall each bear equally the expenses of the arbitrator. In the event that either party deems that the respective business interests may be damaged before the completion of such arbitration, such party may seek any useful interim relief therefor from any court having appropriate jurisdiction.

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LAWS GOVERNING AGREEMENT

     13. This Agreement and the respective rights and obligations of the parties hereto shall be governed by the internal laws of the State of Illinois. If any part of this Agreement shall be held invalid, illegal, or unenforceable, the validity and enforceability of the remainder of this Agreement shall not be in any way affected or impaired thereby.

ENTIRE AGREEMENT; MODIFICATION

     14. This Agreement evidences the entire Agreement between SMGI and VDC with respect to the transactions contemplated hereby, and supersede all prior agreements with respect thereto. This Agreement may only be modified by a writing signed by both VDC and SMGI.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

VISUAL DATA CORPORATION                  STRATUS MANAGEMENT GROUP, INC.

By: Randy S. Selman                      By: Douglas C. Rice

    -------------------------------          -----------------------------------

Printed Name: RANDY S. SELMAN            Printed Name: DOUGLAS C. RICE

              ---------------------                    -------------------------

Title: PRESIDENT                         Title: PRESIDENT

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